PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 14, 2003)         REGISTRATION NO. 333-36490




                          [UTILITIES HOLDRS (SM) LOGO]





                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


     This prospectus supplement supplements information contained in the prospectus dated July 14, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

     The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:



                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

   American Electric Power Company, Inc.                       AEP            14            NYSE
   Centerpoint Energy, Inc.                                    CNP            13            NYSE
   Consolidated Edison, Inc.                                    ED             9            NYSE
   Dominion Resources, Inc.                                     D             11            NYSE
   Duke Energy Corporation                                     DUK            30            NYSE
   Dynegy, Inc.                                                DYN            12            NYSE
   Edison International                                        EIX            15            NYSE
   El Paso Corporation                                          EP            10            NYSE
   Entergy Corporation                                         ETR            10            NYSE
   Exelon Corporation                                          EXC            15            NYSE
   FirstEnergy Corporation                                      FE            10            NYSE
   FPL Group, Inc.                                             FPL             8            NYSE
   PG&E Corporation                                            PCG            17            NYSE
   Progress Energy, Inc.                                       PGN             7            NYSE
   Public Service Enterprise Group Incorporated                PEG            10            NYSE
   Reliant Resources, Inc.                                     RRI          10.2518         NYSE
   The Southern Company                                         SO            29            NYSE
   Texas Genco Holdings, Inc.                                  TGN            .65           NYSE
   Texas Utilities Company                                     TXU            12            NYSE
   The Williams Companies, Inc.                                WMB            20            NYSE



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.